SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AUXILIO, INC.
(Name of the Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUXILIO, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2012
__________________________________________

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of Auxilio, Inc., a Nevada corporation (the “Company”), will be held on Wednesday, May 23, 2012, at 3:00 p.m. Pacific Standard Time at the Company’s principal executive offices, located at 26300 La Alameda, Suite 100, Mission Viejo, California, 92691 for the following purposes, as more fully described in the proxy statement (the “Proxy Statement”) accompanying this notice (the “Notice”):

1.
To elect the following persons to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified: Edward B. Case, Joseph J. Flynn, Michael Joyce, John D. Pace, Max Poll, Mark St. Clare and Michael Vanderhoof;

2.	To authorize an amendment to the Company’s 2011 Stock Incentive Plan, thereby increasing the number of shares of Common Stock reserved under the 2011 Stock Incentive Plan by 1,500,000 shares.

3.	To ratify the appointment of Haskell & White LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2012; and

4.	To transact such other business as may properly come before the Annual Meeting, or any postponement(s) or adjournment(s) thereof.

All stockholders of record at the close of business on March 28, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

The Company’s Board of Directors (the “Board”) recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this Notice.

We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares are represented and voted at the Annual Meeting. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet or by telephone, or if you receive a proxy card or a form of voting instructions in the mail, by mailing the completed proxy card or form of voting instructions. For detailed information regarding voting instructions, please refer to the section entitled “Voting Securities” on page 1 of the Proxy Statement.

For admission to the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock (the “Common Stock”) as of the Record Date, such as a brokerage statement, proxy card or voting instruction form reflecting stock ownership.

INTERNET AVAILABILITY OF PROXY MATERIALS

A COMPLETE SET OF PROXY MATERIALS RELATING TO OUR ANNUAL MEETING IS AVAILABLE ON THE INTERNET. THESE MATERIALS, CONSISTING OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO STOCKHOLDERS, MAY BE VIEWED AT WWW.COLONIALSTOCK.COM/AUXILIO2012 OR WWW.SEC.GOV. INFORMATION INCLUDED ON THE COLONIAL STOCK WEBSITE OR THE COMPANY’S WEBSITE, OTHER THAN THE MATERIALS RELATED TO THE ANNUAL MEETING, IS NOT PART OF THE PROXY SOLICITING MATERIALS.

By Order of the Board of Directors,

Mission Viejo, California	/s/ Paul T. Anthony
April 11, 2012	Paul T. Anthony
Chief Financial Officer and Secretary

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2012

SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board to be voted at the Annual Meeting to be held at the Company’s principal executive offices, located at 26300 La Alameda, Suite 100, Mission Viejo, California on May 23, 2012, at 3:00pm Pacific Standard Time, and any and all adjournment(s) or postponement(s) thereof. In addition to the original solicitation by mail or through the Internet, certain of the Company’s officers, directors and employees may solicit proxies by telephone or in person. The Company has not specially engaged employees or solicitors for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock, will be borne by the Company. You may vote in person at the Annual Meeting, if you wish, even though you have previously mailed in your proxy or voted via telephone or the Internet. This Proxy Statement and the accompanying proxy are being made available to the Company’s stockholders via the Internet on or about April 13, 2012. The proxy solicitation materials were first sent on or about April 13, 2012 to all stockholders entitled to vote at the Annual Meeting.

Unless otherwise indicated, “Auxilio,” the “Company,” “we,” “us” and “our” shall refer to Auxilio, Inc.

The persons named as proxies, Joseph J. Flynn and Paul T. Anthony, were designated by the Board. All properly executed proxies will be voted (except to the extent that authority has been withheld) and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted FOR the election of each of the seven nominees to our Board listed in the Proxy Statement, FOR the authorization of the amendment to the 2011 Stock Incentive Plan, and FOR the ratification of Haskell & White LLP to serve as our independent registered public accountants.

Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder delivering a written notice of revocation to the Secretary of the Company at 26300 La Alameda, Suite 100, Mission Viejo, California 92691, Attn: Corporate Secretary, or by voting in person at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose

At the Annual Meeting, stockholders will be asked to elect seven directors, to authorize an amendment to the 2011 Stock Incentive Plan, to ratify the appointment of Haskell & White LLP to serve as our independent registered public accountants for the year ending December 31, 2012, and to transact such other business as may properly come before the Annual Meeting. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding Notice and are described in more detail in this Proxy Statement.

Voting

If, as of the Record Date, you are a registered owner (meaning that your shares of Common Stock are registered in our records as being owned in your name), then you may vote on matters presented at the Annual Meeting in the following ways:

•	by proxy: you may complete the proxy card and mail it to the Company;

•	by Internet or telephone in accordance with the instructions in the proxy card; or

•	in person: you may attend the Annual Meeting and cast your vote there.

If, as of the Record Date, you are a beneficial owner whose shares of Common Stock are held in “street-name” by a bank, broker or other record holder, please refer to your voting instructions card and other materials forwarded by the record holder for information on how to instruct the record holder to vote on your behalf.

If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares of Common Stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some or none of the matters presented at the Annual Meeting.

If you do not indicate how your shares of Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly submitted proxy will be voted as the Board recommends. If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary prior to or at the commencement of the Annual Meeting.

Registered holders who vote by sending in a signed proxy will not be prevented from attending the Annual Meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to the Company’s Corporate Secretary at 26300 La Alameda, Suite 100, Mission Viejo, California 92691 or (c) attending the Annual Meeting and voting in person.  In order to attend the Annual Meeting and vote in person, a beneficial holder whose shares are held in “street name” by a bank, broker or other record holder must follow the instructions provided by the record holder for voting in person at the Annual Meeting. The beneficial holder also must obtain from the record holder and present at the Annual Meeting a written proxy allowing the beneficial holder to vote the shares of Common Stock in person.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD, OR SUBMIT THEIR VOTE VIA TELEPHONE OR THE INTERNET, AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

If you receive more than one proxy card because your shares are registered in different names or at different addresses, please provide voting instructions for all proxy cards you receive so that all of your shares of Common Stock will be represented at the Annual Meeting. The Company is delivering multiple Proxy Statements and Annual Reports to multiple stockholders who have requested physical delivery of the Proxy Statement and related materials and who are sharing an address unless it receives contrary instructions from one or more of the stockholders. If you are a stockholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or Annual Report if you are currently receiving multiple copies), please send your request to the Company, Attn: Corporate Secretary at the address noted above or call us at 949-614-0700.

Record Date, Quorum and Voting Requirements

Record Date

To be able to vote, you must have been a stockholder as of the Record Date. As of the Record Date, 19,449,783 shares of Common Stock par value $0.001 (“Common Stock”) were issued and outstanding. Each share of Common Stock is entitled to one (1) vote.

Quorum

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of the Company’s Common Stock entitled to vote and representing at least a majority of the Company’s outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares of Common Stock representing at least 9,688,107 votes must be present in person or by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Required Vote

For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who vote for or against, abstain or withhold their vote from a matter, including broker non-votes, are considered stockholders who are present and entitled to vote and count toward the quorum. As used herein, “broker non-vote” means the votes that are not cast on the matter in question by a broker with respect to shares of Common Stock because (i) the broker has not received voting instructions from the beneficial owner on such matter and (ii) such broker lacks discretionary voting authority to vote the shares of Common Stock on such matter. Brokers holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal 3 included in this Proxy Statement unless they receive other instructions from the beneficial owners. The effect of proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes on Proposals 1, 2 and 3 is discussed under each respective proposal below.

Proposal One, Election of Directors. Our directors will be elected by a plurality of votes cast at the Annual Meeting, which means for a director to be elected to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified, the votes “for” the director must exceed the votes “against” that director. Abstentions are not counted for the purposes of election of directors. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.

Proposal Two, Authorizing amendment to the 2011 Stock Incentive Plan:  Authorizing an amendment to the 2011 Stock Incentive Plan requires the affirmative vote of the holders of at least two thirds (2/3) of the shares of Common Stock entitled to vote at the Annual Meeting.  A failure to vote on Proposal 2 has the effect of a vote against the proposal.

Proposal Three, Ratification of Haskell & White LLP as our Independent Registered Public Accountants. Ratification of Haskell & White requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Other Matters. For each other item, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval. If you are present at the Annual Meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares of Common Stock not voted will have no effect on the outcome of the proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, located at 26300 La Alameda, Suite 100, Mission Viejo, California, 92691, Attn: Corporate Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals for 2013 Annual Meeting of Stockholders

Any stockholder desiring to submit a proposal for action at the 2013 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s offices, 26300 La Alameda, Suite 100, Mission Viejo, California, 92691, no later than December 7, 2012 in order to be considered for inclusion in the Company’s proxy statement relating to the 2013 annual meeting of stockholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

Additionally, under Rule 14a-4, as promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2013 annual meeting of stockholders, a stockholder proposal not previously submitted for the Company’s proxy statement may be submitted until February 20, 2013; thereafter, the Company will use its voting authority as described above.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors are elected at each annual stockholder’s meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below. All of the nominees currently are directors of the Company.

It is intended that shares represented by the proxies will be voted FOR the election to the Board of the persons named below unless authority to vote for nominees has been withheld in the proxy. Broker non-votes and proxies marked “withheld” as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Although each of the persons named below has consented to serve as a director if elected and the Board has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Name	Age	Position with the Company
Edward B. Case	60	Director, Chairman of the Audit Committee
Joseph J. Flynn	46	Chief Executive Officer, President
Michael Joyce	69	Director, Chairman of the Compensation Committee
John D. Pace	58	Director, Chairman of the Board and Member of the Compensation Committee
Max Poll	65	Director, Member of the Audit Committee
Mark St. Clare	65	Director, Member of the Audit Committee
Michael Vanderhoof	52	Director, Member of the Compensation Committee

Edward B. Case, 60. Mr. Case has over 29 years experience leading healthcare, academic and community organizations. Since January 2006, he has served as the Executive Vice President and Chief Financial Officer for The Rehabilitation Institute of Chicago (“RIC”) where he provides leadership and oversight for all aspects of the Institute. From December 2003 to December 2005, Mr. Case was the President and Owner of Healthcare Resource Associates, a leading provider of business process outsourcing services focused on cash flow improvements for hospitals and physicians. Mr. Case has also served as Chief Executive Officer and President of Presbyterian Healthcare, as well as Chief Executive Officer and Chief Financial Officer of BJC Health Systems, and Chief Financial Officer at St. John’s Mercy Medical Center. Mr. Case has served as a member of our Board since January 2006.

Mr. Case’s extensive healthcare industry financial leadership background provides the Board substantial financial and accounting expertise. Having served as the Chief Executive Officer and Chief Financial Officer of healthcare enterprises, Mr. Case brings to our Board strong accounting and financial oversight required for our financial reporting and enterprise and operational risk management.

Joseph J. Flynn, 46. Mr. Flynn has been a member of the Company’s Board since 2003 and has served as the Company’s President and Chief Executive Officer since September 2009. This is his second term as the Chief Executive Officer and President of the Company, having previously served in this capacity from 2004 to 2006. As our Chief Executive Officer, Mr. Flynn is responsible for executive management and leadership, strategic direction and stockholder relations. Mr. Flynn has over 20 years of experience in leading large international service operations in business media, software, and technology firms. During his hiatus from the Company, Mr. Flynn was the Vice President of the Sport Group for the Nielsen Company.

Mr. Flynn experience in service based organizations together with his historical perspective of the Company has given him extensive knowledge of the business model and brings leadership and unique perspective to our Board.

Michael Joyce, 69. Mr. Joyce has more than 30 years of experience in automotive and automotive related industries. Prior to his retirement in 1998, Mr. Joyce was President, Chief Executive Officer, and a principal owner of Pacific Baja Light Metals, Inc., a manufacturer of aluminum wheels and other machined aluminum castings of the automotive industry. Pacific Baja has manufacturing facilities in the United States and Mexico. From 1971 to 1983, Mr. Joyce held various management positions with Rockwell International, the last as Vice President and General Manager of its Western Wheel Division, a manufacturer of aluminum wheels. Currently at Superior Industries Inc. in Van Nuys, California, Mr. Joyce serves on the Compensation/Benefits Committee of the Board of Directors. Mr. Joyce holds a degree in Physics from Kent State University and an MBA from Ohio State University. Mr. Joyce has served as a member of our Board since June 2007.

Mr. Joyce brings corporate governance expertise to the Board garnered through his leadership positions and board service with other entities. His experience and qualifications provide sound governance leadership to our Board.

John D. Pace, 58. Mr. Pace is the Non-executive Chairman of the Board and Chief Strategy Officer. He spent 25 years with ServiceMaster Management Services which provided outsourced services to healthcare. Mr. Pace served there in a variety of senior leadership roles, the last as Executive Vice President for the West. Mr. Pace retired from ServiceMaster in March 2002. He is a Foundation Board Emeritus member of Mission Hospital. Mr. Pace has served as a member of the our Board since 2004 and is a member of the compensation committee.

Mr. Pace’s career experience in leading a division of a successful Fortune 500 company that provided outsource services to healthcare, brings to our Board insight and knowledge in industry and the Company’s operations. His background is an asset in strategic planning to the Company.

Max Poll, 65. Mr. Poll most recently served as President and Chief Executive Officer of Scottsdale Healthcare, where he retired in October 2005. He has been in health care administration for over 30 years and has held the positions of President & Chief Executive Officer of Barnes Hospital in St. Louis, Missouri, the primary teaching affiliate of Washington University School of Medicine; Administrator & Chief Executive Officer of Boone Hospital Center, Columbia, Missouri; and Assistant Director of St. Luke’s Hospital, Kansas City, Missouri. Mr. Poll received his Bachelors of Business Administration from Western Michigan University, and his Masters of Hospital Administration from the University of Minnesota. His activities have included board, committee membership, and officer positions on metropolitan, state and national health organizations, including the American Hospital Association, Association of American Medical Colleges, and Voluntary Hospitals of America, Inc. Mr. Poll is a Fellow in the American College of Healthcare Executives, and currently is a board member of the International Genomics Consortium and serves as its Executive Advisor. He is also a founder and director of Goldwater Bank in Scottsdale, Arizona. Mr. Poll has served as a member of our Board since 2005.

Mr. Poll’s career as a leader of various healthcare organizations provides our Board invaluable substantial operational expertise.

Mark St. Clare, 65. Mr. St. Clare’s background as a Board Member, Chief Financial Officer and Sr. Technology Executive includes successful leadership and management results in a number of segments of the technology industry. These experiences have involved IPO’s, venture capital funded startups, high growth international companies, and extensive Wall Street contacts. He has been responsible for the financial, IT and legal operations at private start up operations as well as large public high growth international companies and has managed multiple acquisitions. Mr. St. Clare most recently served as Chief Financial Officer of Access 360 where he retired in October 2002. As a board member and chair of the audit committee of Websense, Inc., he has been deeply involved in SOX 404 issues. He is also a member of Websense, Inc.’s audit and governance committees. Mark St. Clare has also served as an Advisory Board Member at a previous security software company. Mr. St. Clare has served as a member of our Board since June 2007.

Mr. St. Clare’s career as executive with technology based companies provides our Board invaluable business strategy expertise. As a financial executive with proven management skills, Mr. St. Clare brings to our Board strong accounting and financial oversight required for our financial reporting and enterprise and operational risk management. Having served in corporate leadership positions and audit committees of other public companies, Mr. St Clare is valuable to our Board with respect to exercising control and oversight of our financial reporting.

Michael Vanderhoof, 52. Mr. Vanderhoof is Chairman of Cambria Asset Management LLC and a principal in Cambria Investment Fund LP. Cambria Asset Management is the holding corporation for Cambria Capital LLC, a FINRA registered broker dealer with offices in Los Angeles, San Francisco and Salt Lake City. Cambria Investment Fund LP provides bridge loans and equity financing to early stage developing companies. Mr. Vanderhoof has over twenty five years of experience in the capital markets. From 1998 to present, he has advised various private and public companies on capital formation, mergers and acquisitions and financing. From 1993 to 1997, Mr. Vanderhoof was a trader on a trading desk that made markets in over 200 OTC companies. His career began in 1985 as an Account Executive for a FINRA broker-dealer firm in Salt Lake City, Utah. Mr. Vanderhoof has served as a member of our Board since 2001.

Mr. Vanderhoof’s background in entrepreneurial investment brings to our Board strategic planning and risk management skills that are important to the implementation of our growth strategies and oversight of the Company and operational risk management.

Board Meeting and Attendance

During fiscal year 2011, our Board held ten meetings in person or by telephone. Members of our Board were provided with information between Board meetings regarding the Company’s operations and were consulted on an informal basis with respect to pending business. Each director attended at least 90% of the total number of Board meetings and the meetings held by all committees of our Board on which such director served during the year.

Director Independence

The Board has affirmatively determined that the following members of the Board meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards:  Edward B. Case, Michael Joyce, Max Poll and Mark St. Clare.

Board Leadership Structure

We have chosen to split the roles of Chairman of the Board and Chief Executive Officer. Mr. Flynn serves as Chief Executive Officer while Mr. Pace is currently the non-executive Chairman of the Board. Although Mr. Pace is not independent, the Board has ensured that a majority of its members are independent. The Board believes that this structure is appropriate for the Company and provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Board’s Role in Risk Management

The Board provides oversight with respect to our management of risk, both as a whole and through its standing committees. The Board typically reviews and discusses with management at each of its regular quarterly meetings, information presented by management relating to our operational results and outlook, including information regarding risks related to our business and operations, as well as risks associated with the markets we serve. At least annually, the Board reviews and discusses an overall risk assessment conducted by management and the strategies and actions developed and implemented by management to monitor, control and mitigate such risks.

The Audit Committee of our Board also provides risk oversight, focusing in particular on financial and credit risk. The Audit Committee oversees the management of such risks, generally as part of its responsibilities related to the review of our financial results and our internal control over financial reporting, and specifically in connection with its consideration of particular actions being contemplated by us, such as financing activities. The Compensation Committee has responsibility for overseeing the management of risk related to our compensation policies and practices. The Compensation Committee considers risks associated with our business in developing compensation policies and the components of our executive compensation program, and periodically reviews and discusses assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees.

Committees of the Board

Compensation Committee

The Compensation Committee is presently composed of Michael Joyce, who serves as chairperson of the committee, John D. Pace and Michael Vanderhoof. Neither Mr. Vanderhoof nor Mr. Pace meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards. Pursuant to the authority delegated to it by the Board, the Compensation Committee reviews the performance of our executive officers and establishes overall employee compensation policies. The Compensation Committee also reviews and recommends compensation levels for our directors and our corporate officers, including salary, bonus, and stock option grants. The compensation levels recommended by the Compensation Committee are ratified by the Board. The Compensation Committee may not delegate its responsibilities, and our executive officers are not involved in determining or recommending the amount or form of executive and director compensation. The Compensation Committee met four times during the fiscal year ended December 31, 2011. The Compensation Committee does not currently have a written charter.

Audit Committee

The Audit Committee is presently composed of Edward B. Case, who serves as chairperson, Max Poll and Mark St. Clare, all of whom meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards. The Board has also determined that each of Edward B. Case and Mark St. Clare is an “audit committee financial expert,” as defined by the SEC rules. The functions of the Audit Committee include, among other things, reviewing our annual and quarterly financial statements, reviewing and discussing the results of each audit and quarterly review with our independent registered public accountants, and discussing the adequacy of our accounting and control systems. The Audit Committee met five times during the fiscal year ended December 31, 2011. The Audit Committee operates under a written charter adopted by the Board a copy of which is attached hereto as Annex A.

Nomination of Directors

We currently do not have a standing nominating committee and the Board performs the functions of a nominating committee. We do not believe that we need a separate nominating committee because members of our Board have the time and resources to perform the function of recommending nominees to the Board.

Nominees for the Board are selected and approved by a majority of the Board. In identifying potential nominees, the Board takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management, director independence, and the need for specialized expertise. The members of the Board identify director nominees through a combination of referrals, including referrals provided by management, existing members of the Board and our stockholders, and direct solicitations, where warranted. Referrals of director nominees should be sent to the Board, c/o Chief Financial Officer, Auxilio, Inc., 26300 La Alameda, Suite 100, Mission Viejo, California 92691. All referrals will be compiled by the Chief Financial Officer and forwarded to the Board for their review and consideration. At a minimum, a recommendation should include the individual’s name, current and past business experience, professional affiliations, age, stock ownership in the Company, particular banking or business qualifications, and such other information as the stockholder deems relevant to assist the Board in considering the individual’s potential service as a director.

Communications with the Board

Stockholders may communicate with the Board or any individual director by sending written communications addressed to the Board, or to the individual member of the Board, c/o Chief Financial Officer, Auxilio, Inc., 26300 La Alameda, Suite 100, Mission Viejo, California 92691. All communications are compiled by the Chief Financial Officer and forwarded to the Board or the individual director(s) accordingly.

Code of Ethics

We have adopted a “code of ethics” as defined in Item 406(b) of the SEC’s Regulation S-K that applies to all our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics is attached as Exhibit 14.1 to our Form 10-KSB for the year ended December 31, 2003, filed with the SEC on April 14, 2004 and is available upon written request to the Company’s Secretary at 26300 La Alameda, Suite 100, Mission Viejo, California 92691, Attn: Corporate Secretary.

Director Attendance at Annual Meetings

Directors are encouraged to attend annual meetings of stockholders. John D. Pace and Michael Vanderhoof attended the Company’s 2011 annual meeting of stockholders.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position
Joseph J. Flynn	46	Chief Executive Officer and President
Paul T. Anthony	41	Chief Financial Officer
Simon Vermooten	51	Executive Vice President – Solutions

All officers serve at the discretion of the Board.

For additional information with respect to Mr. Flynn, who also serves as a member of our Board, please refer to his profile set forth above under the section titled “ELECTION OF DIRECTORS”.

Paul T. Anthony. Paul T. Anthony was hired as our Chief Financial Officer on January 3, 2005. Prior to joining the Company, Mr. Anthony served as Vice President, Finance and Corporate Controller with Callipso, a provider of voice-over IP based network services. During his tenure at Callipso, Mr. Anthony was responsible for all of the financial operations including accounting, finance, investor relations, treasury, and risk management. Before joining Callipso, Mr. Anthony was the Controller for IBM-Access360, a provider of enterprise software. Mr. Anthony joined Access360 from Nexgenix, Inc. where he served as Corporate Controller. Prior to this, Mr. Anthony held numerous positions in Accounting and Finance at FileNET Corporation, a provider of enterprise content management software applications. Mr. Anthony started his career at KPMG Peat Marwick LLP in Orange County in the Information, Communications & Entertainment practice. He is a certified public accountant and holds a Bachelor of Science in Accounting from Northern Illinois University.

Simon Vermooten. Simon Vermooten joined the Company in 2007. He currently serves as our Executive Vice President – Solutions. Mr. Vermooten has over 25 years of experience in key positions with a number of global copy/print manufacturers and service companies, including Lexmark International and IKON, where his professional responsibilities included developing business and print strategy solutions for clients such as Boeing, Bank of America, Kaiser Permanente, the US Navy and the US Department of Veterans Affairs. Simon graduated from the University of Surrey in England, earning a BSc in Business and Hotel Management and a BA in Marketing. He also holds an MBA in Global Management and is a certified Six Sigma Process Professional.

Family Relationships

There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table discloses the compensation received in each of the last two fiscal years by (i) our Chief Executive Officer of the Company and (ii) the two most highly compensated executive officers or individuals in addition to the Chief Executive Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Joseph J. Flynn (4)	2011	$261,250	$100,000	-	$146,569	-	$507,819
Chief Executive Officer and President	2010	$250,000	$100,000	-	$26,337	-	$376,337

Paul T. Anthony (5)	2011	$212,658	$50,000	-	-	$6,611	$269,269
Chief Financial Officer	2010	$203,500	$66,167	-	$109,287	$6,611	$385,565

Simon Vermooten (6)	2011	$175,000	$62,500	-	$10,751	-	$248,251
Senior Executive Vice President – Sales	2010	$175,000	$115,000	-	$56,861	-	$346,861

(1)	Bonuses include amounts earned by the individual and accrued by the Company in the year listed but paid to the individual in the subsequent year.

(2)
A discussion of the methods used in calculation of these values may be found in Note 7 to the consolidated financial statements which is in Part 2, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. These values reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2011, computed in accordance with ASC Topic 718, excluding the forfeiture assumption.

(3)	For Mr. Anthony, includes reimbursement for medical insurance payments made directly by him.

(4)	On August 31, 2009, Mr. Flynn rejoined the Company as our Chief Executive Officer and President.

(5)	In January 2005, Mr. Anthony joined the Company as our Chief Financial Officer.

(6)	Mr. Vermooten joined the Company in 2007 and currently serves as our Senior Executive Vice President – Sales.

Narrative to Summary Compensation Table

On August 5, 2009, the Board appointed Mr. Joseph J. Flynn as our President and Chief Executive Officer (“CEO”) effective August 31, 2009. Mr. Flynn has served as a member of the Board since 2003. He previously held the position of President and CEO for the Company from 2003 to 2006, having resigned to take a position as the Vice President of the Sport Group for the Nielsen Company. In connection with his appointment as President and CEO, the Company entered into an Executive Employment Agreement with Mr. Flynn, effective as of August 31, 2009 (the “Flynn Employment Agreement”). The Flynn Employment Agreement provides that Mr. Flynn will be employed by the Company as President and CEO, for an initial term beginning on August 31, 2009 and ending on December 31, 2011, at an initial base salary of $250,000, up to $100,000 per year incentive compensation and stock options for 250,000 shares of Common Stock as more specifically set forth in the Flynn Employment Agreement. Upon termination of Mr. Flynn’s employment by the Company other than for cause or by Mr. Flynn for good reason, the Company shall continue paying Mr. Flynn’s salary for six months and accelerate the vesting of his stock options and/or warrants.

The Compensation Committee set Mr. Flynn’s base salary at $261,250 for the fiscal year ending December 31, 2011. Mr. Flynn may also earn up to $100,000 in annual bonus, with 33.33% payout for obtaining and closing six new customer contracts prior to the end of the 2011 fiscal year, 33.33% payout for achieving revenue targets and 33.33% payout for achieving gross margin targets. In addition, Mr. Flynn will participate in a bonus and stock option pool that will be allocated at the Board’s discretion based on Mr. Flynn obtaining new customer contracts. Specifically, for every new customer contract beyond six contracts obtained by Mr. Flynn in the 2011 fiscal year, the Company will pay him $25,000 and grant him 25,000 in stock options, with a strike price equal to the closing price of the Common Stock on the day such stock options are earned, which is the date on which the customer contracts are signed and delivered to the Company.

Effective January 1, 2012, the Company entered in to a new employment agreement with Mr. Flynn (the “New Flynn Employment Agreement”) . The New Flynn Employment Agreement provides that Mr. Flynn will be employed by the Company as President and CEO. The New Flynn Employment Agreement has a term of two years, provides for an annual base salary of $269,087 and will automatically renew for subsequent twelve month terms unless the Company or Mr. Flynn provides advance written notice to the other that such party does not wish to renew the New Flynn Employment Agreement for a subsequent twelve months. Mr. Flynn also receives the customary employee benefits paid by the Company. Mr. Flynn is also entitled to receive a bonus of up to $110,000 per year, the achievement of which is based on Company performance metrics. The Company may terminate Mr. Flynn’s employment under the New Flynn Employment Agreement without cause at any time on thirty days advance written notice, at which time Mr. Flynn would receive severance pay for six months and be fully vested in all stock options and warrants granted to date.

On April 2, 2010, the Company entered into an employment agreement with Mr. Paul T. Anthony (the “Anthony Employment Agreement”), the Chief Financial Officer (“CFO”) of the Company since 2004, to serve as the Company’s Executive Vice President (“EVP”) and CFO. As EVP and CFO, Mr. Anthony, continues to report to the CEO and has duties and responsibilities assigned by the CEO. The Anthony Employment Agreement was effective January 1, 2010, has a term of two years, and provides for an annual base salary of $203,500. The Anthony Employment Agreement will automatically renew for subsequent twelve month terms unless the Company or Mr. Anthony provides advance written notice to the other that such party does not wish to renew the Anthony Employment Agreement for a subsequent twelve months. Mr. Anthony also receives the customary employee benefits paid by the Company and is entitled to receive an annual bonus of up to $60,000, the achievement of which is based on Company performance metrics. The Company may terminate Mr. Anthony’s employment under the Anthony Employment Agreement without cause at any time on thirty days advance written notice, at which time Mr. Anthony would receive severance pay for six months and be fully vested in all stock options and warrants granted to date.

The CEO set Mr. Anthony’s base salary at $212,658 for the fiscal year ending December 31, 2011. Mr. Anthony may also earn up to $60,000 in annual bonus, with 33.33% payout for obtaining and closing six new customer contracts before the end of 2011 fiscal year, 33.33% payout for achieving revenue targets and 33.33% payout for achieving gross margin targets. In addition, Mr. Anthony will participate in a bonus and option pool that will be allocated at the Board’s discretion based on Mr. Anthony obtaining new customer contracts. Specifically, for every new customer contract beyond six contracts in 2011 fiscal year, the Company will pay Mr. Anthony $25,000 and grant him 25,000 in stock options, with a strike price equal to the closing price of the Common Stock on the day such stock options are earned, which is the date on which the customer contracts are signed and delivered to the Company.

Effective January 1, 2012, the Company entered into an employment agreement with Mr. Anthony to serve as EVP and CFO (the “New Anthony Employment Agreement”). The New Anthony Employment Agreement has a term of two years, provides for an annual base salary of $219,037 and will automatically renew for subsequent twelve month terms unless the Company or Mr. Anthony provides advance written notice to the other that such party does not wish to renew the agreement for a subsequent twelve months. Mr. Anthony also receives the customary employee benefits paid by the Company and is entitled to receive an annual bonus of up to $70,000, the achievement of which is based on Company performance metrics. The Company may terminate Mr. Anthony’s employment under the New Anthony Employment Agreement without cause at any time on thirty days advance written notice, at which time Mr. Anthony would receive severance pay for six months and be fully vested in all stock options and warrants granted to date.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END (1)

		Option and Warrant Awards
Name	Type of Instrument	Number of Securities Underlying Unexercised Options and Warrants Exercisable (#)	Number of Securities Underlying Unexercised Options and Warrants Unexercisable (#)(2)	Number of Securities Underlying Unexercised Options and Warrants	Equity Incentive Plan Awards	Exercise Price ($)	Expiration Date
Joseph J. Flynn	Stock Option	83,333	-	-	-	$0.75	5/15/2013
	Stock Option	83,333	-	-	-	$0.90	5/28/2014
	Stock Option	100,000	-	-	-	$1.40	2/2/2016
	Stock Option	7,500	-	-	-	$0.71	7/1/2017
	Stock Option	5,000	-	-	-	$1.25	11/8/2017
	Stock Option	5,000	-	-	-	$1.70	4/2/2018
	Stock Option	2,500	-	-	-	$1.83	5/8/2018
	Stock Option	2,500	-	-	-	$1.80	8/7/2018
	Stock Option	2,500	-	-	-	$2.15	9/2/2018
	Stock Option	2,500	-	-	-	$0.78	11/6/2018
	Stock Option	1,667	833	-	-	$0.55	2/5/2019
	Stock Option	1,667	833	-	-	$0.55	3/19/2019
	Stock Option	1,667	833	-	-	$1.01	5/7/2019
	Stock Option	168,333	84,167	-	-	$0.60	8/5/2019
	Stock Option	1,667	833	-	-	$0.80	11/5/2019
	Stock Option	16,667	13,333	-	-	$1.01	12/31/2020
	Warrant	-	300,000	-	-	$0.94	3/31/2016

Paul T. Anthony	Stock Option	75,000	-	-	-	$1.40	2/2/2016
	Stock Option	120,000	-	-	-	$0.47	11/9/2017
	Stock Option	150,000	-	-	-	$1.25	11/8/2017
	Stock Option	166,667	83,333	-	-	$0.80	11/5/2019
	Stock Option	50,000	100,000	-	-	$1.05	11/4/2020
	Stock Option	16,667	33,333	-	-	$1.01	12/31/2020

Simon Vermooten	Stock Option	125,000	-	-	-	$0.71	7/1/2017
	Stock Option	25,000	-	-	-	$1.25	11/8/2017
	Stock Option	33,333	66,667	-	-	$1.05	8/4/2020
	Stock Option	-	20,000	-	-	$0.99	9/6/2021

(1)
Options and warrants shown in this table were granted between 2003 and 2011. There have been no stock awards granted to any Named Executive Officer. As such, these columns are omitted from this Table of Outstanding Equity Awards.

(2)	All options vest in cumulative annual installments of one-third of the shares commencing one year from the date of grant. Warrants are performance based and vest at the discretion of the Board.

DIRECTOR COMPENSATION FOR 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward B. Case	—	—	23,648	—	—	—	23,648
Michael Joyce	—	—	18,659	—	—	—	18,659
John D. Pace (1)	78,000	—	18,948	—	—	—	96,948
Max Poll	—	—	16,362	—	—	—	16,362
Mark St. Clare	—	—	15,327	—	—	—	15,327
Michael Vanderhoof	—	—	15,159	—	—	—	15,159

(1)	John D. Pace earned fees for additional services rendered under a consulting agreement. See further disclosure under Certain Relationships and Related Transactions.

(2)
A discussion of the methods used in the calculation of these values may be found in Note 7 to the consolidated financial statements which is in Part 2, Item 7 of our 2011 Annual Report on Form 10-K. These values reflect the dollar amount recognized for financial statement reporting purposes with respect to the 2011 fiscal year computed in accordance with ASC Topic 718, excluding the forfeiture assumption.

Narrative to Director Compensation Table

The Company compensates its non-employee directors for their service on the Board with an initial grant of a stock option to purchase 25,000 shares of Common Stock. Each outside director also receives a stock option to purchase 2,500 shares of Common Stock for each Board meeting and committee meeting attended. In the 2011 fiscal year, for each outside director acting as chairperson of the Audit Committee and the Compensation Committee, the Compensation Committee increased the underlying number of Common Stock for the stock option to 3,500 shares of Common Stock, per Audit Committee and Compensation Committee meeting attended.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board reviews and establishes compensation strategies and programs to ensure that the Company attracts, retains, properly compensates, and motivates qualified executives and other key associates. The Committee consists of Mr. Joyce, its chairperson, Mr. Pace and Mr. Vanderhoof. No member of the Compensation Committee is an employee or officer.

The philosophy of the Compensation Committee is (i) to provide competitive levels of compensation that integrate pay with the individual executive’s performance and the Company’s annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the healthcare services industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company’ long-term success; and (iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options. The compensation of our executive officer is currently comprised of annual base salary, a bonus plan pursuant to certain performance criteria being achieved, and long-term performance incentives in the form of stock option grants under the stock option plans.

Chief Executive Officer Compensation

The Compensation Committee set Mr. Flynn’s base salary at $261,250 for the 2011 fiscal year. Mr. Flynn may also earn up to $100,000 in annual bonus, with 33.33% payout for obtaining and closing six new customer contracts before the end of 2011 fiscal year, 33.33% payout for achieving revenue targets and 33.33% payout for achieving gross margin targets. In addition, Mr. Flynn will participate in a bonus and stock option pool that will be allocated at the Board’s discretion based on the following. For every new contract beyond six contracts in 2011, the Company will pay Mr. Flynn $25,000 and grant him 25,000 in stock options, with a strike price equal to the closing price of the Common Stock on the day such stock options are earned, which is the date on which the customer contracts are signed and delivered to the Company.

The Compensation Committee set Mr. Flynn’s base salary at $269,087 for the 2012 fiscal year. Mr Flynn was granted stock options to purchase 100,000 shares of Common Stock on January 1, 2012 with a strike price equal to the closing price on such date. Mr. Flynn may also earn up to $110,000 in annual bonus, the achievement of which is based on Company performance metrics.

By the Compensation Committee,

Michael Joyce, Chairman
John D. Pace
Michael Vanderhoof
April 11, 2012

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and the notes thereto set forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2012, by (i) each current director; (ii) each executive officer named in the summary compensation table included herein who was serving as an executive officer at the end of the 2011 fiscal year; (iii) all our current directors and executive officers as a group; and (iv) each person who is known by us to be a beneficial owner of five percent or more of our Common Stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number (2)	Percent
Paul T. Anthony	625,483	3.1
Edward B. Case (3)	158,833	*
Joseph J. Flynn (4)	704,334	3.5
Michael Joyce (5)	153,333	*
John Pace (6)	185,371	1.0
Max Poll (7)	189,167	*
Mark St. Clare (8)	130,333	*
Michael Vanderhoof (9)	1,419,746	7.3
Simon Vermooten	183,333	*
All directors and executive officers, as a group	3,749,933	17.4

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The address for all officers and directors is 26300 La Alameda, Suite 100, Mission Viejo, CA 92691.

(2)
Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).  The percentages are based upon 19,449,783 shares outstanding as of March 31, 2012, except for certain parties who hold stock options and warrants that are presently exercisable or exercisable within 60 days whose percentages are based upon the sum of shares outstanding as of March 31, 2012 plus the number of shares subject to stock options and warrants that are presently exercisable or exercisable within 60 days held by them, as indicated in the following notes.

(3)	Includes 6,167 shares subject to stock options exercisable within 60 days.

(4)	Includes 300,000 shares subject to stock warrant agreements and Includes 833 shares subject to stock options exercisable within 60 days.

(5)	Includes 3,333 shares subject to stock options exercisable within 60 days.

(6)	Includes 3,333 shares subject to stock options exercisable within 60 days.

(7)	Includes 5,833 shares subject to stock options exercisable within 60 days.

(8)	Includes 5,833 shares subject to stock options exercisable within 60 days.

(9)
Michael Vanderhoof is a principal in Cambria Investment Fund, L.P. Cambria Investment Fund, L.P. currently owns 80,000 shares of Common Stock and holds warrants to purchase 626,467 shares of the Common Stock. Mr. Vanderhoof expressly disclaims beneficial ownership of these stocks and warrants, except to the extent he has a pecuniary interest therein resulting from his position as a principal of Cambria Investment Fund, L.P. Mr. Vanderhoof is also a principal in Avintaquin Capital, LLC which currently owns 316,667 shares of Common Stock. Mr. Vanderhoof expressly disclaims beneficial ownership of these stocks and warrants, except to the extent he has a pecuniary interest therein resulting from his position as a principal of Avintaquin Capital, LLC. Includes 3,333 shares subject to stock options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the 2011 fiscal year, all of the Company’s officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements, except for the following:

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 7,500 options to Mr. Vanderhoof on February 3, 2011 was filed on February 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 5,000 options to Mr. Poll on February 3, 2011 was filed on February 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 5,000 options to Mr. Case on February 3, 2011 was filed on February 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 7,500 options to Mr. Pace on February 3, 2011 was filed on February 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 2,500 options to Mr. St. Clare on February 3, 2011 was filed on February 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 7,500 options to Mr. Joyce on February 3, 2011 was filed on February 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 21,000 options to Mr. Case on November 3, 2011 was filed on November 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 18,500 options to Mr. Joyce on November 3, 2011 was filed on November 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 20,000 options to Mr. Pace on November 3, 2011 was filed on November 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 12,500 options to Mr. Poll on November 3, 2011 was filed on November 8, 2011;

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 12,500 options to Mr. St. Clare on November 3, 2011 was filed on November 8, 2011; and

•	A Statement of Changes in Beneficial Ownership on Form 4 disclosing a grant of 10,000 options to Mr. Vanderhoof on November 3, 2011 was filed on November 8, 2011;

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In August 2009, we entered into a consulting agreement with Mr. Pace (the “Pace Consulting Agreement”) The Pace Consulting Agreement provided that the Company would pay Mr. Pace $6,000 per month as compensation for his services; such compensation amount was increased to $6,500 per month effective January 2011. The Pace Consulting Agreement, which initially expired on December 31, 2010, was extended to December 31, 2011. Total cash compensation to Mr. Pace for the years ended December 31, 2010 and 2011 was $72,000 and $78,000, respectively.

In July 2011, we agreed to pay Cambria Capital, LLC a placement fee of $149,850 in sales commissions, reimburse for costs associated with the placement of convertible debt financing and to issue a warrant to purchase up to 199,800 shares of Common Stock exercisable at a price of $1.50 per share. Cambria Capital, LLC is an affiliate of Michael Vanderhoof, a member of the Board. The engagement of Cambria Capital, LLC, the payment of the placement fee and the issuance of the warrant to Cambria Capital, LLC were approved by a majority of the disinterested members of the Board. We additionally granted piggyback registration rights to Cambria Capital, LLC in this offering that are the same as those afforded to the investors in the offering.

The Company believes that the foregoing transactions were in the best interests of the Company and its stockholders. As a matter of policy, these transactions were and all future transactions between the Company and its officers, directors, principal stockholders or their affiliates will be approved by a majority of the disinterested members of the Board, on terms no less favorable than could be obtained from unaffiliated third parties and in connection with bona fide business purposes of the Company.

PROPOSAL 2

TO AUTHORIZE AMENDMENT TO OUR 2011 STOCK INCENTIVE PLAN

On March 15, 2012, the Board adopted, subject to stockholder approval, an amendment (the “Amendment”) to the Company’s 2011 Stock Incentive Plan (the “2011 Plan”), subject to stockholder approval at the Annual Meeting. The Board believes that it is in the best interest of the Company and its stockholders to amend the 2011 Plan, thereby increasing total number of shares of Common Stock available for issuance under the 2011 Plan by 1,500,000 shares, which would result in 7,470,000 shares of Common Stock reserved under the 2011 Plan.   The purposes of the 2011 Plan are to enhance our ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts successful conduct and development of our business largely depends, and to provide additional incentives to such persons or entities to devote their utmost effort and skill to our advancement and betterment, by providing them an opportunity to participate in the ownership of the Company, thereby providing them with an interest in the success and increased value of the Company. A summary of the material terms of the 2011 Plan is contained below. This summary should be read with and is subject to the specific provisions of the 2011 Plan, the full text of which is set forth in Appendix A to this Proxy Statement. Without the proposed increase in the reserved number of shares of Common Stock under the 2011 Plan, as of December 31, 2011, the Company would have 510,231 shares of Common Stock available for grant under the 2011 Plan. In the event the Amendment is approved at the Annual Meeting, a total of 2,010,231 shares of Common Stock would be available for grants under the 2011 Plan. A detailed description of the types of awards that may be granted under the 2011 Plan is set forth below in the summary of the 2011 Plan.

The Board believes an increase to the shares available for issuance under the 2011 Plan will make a significant contribution to the Company’s success in attracting, retaining and motivating select officers, employees and other key individuals. The purposes of the 2011 Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, employees, and consultants to those of the Company’s stockholders and by providing such individuals with an incentive for performance to generate returns to the Company’s stockholders.

A copy of the Amendment is attached hereto as Annex B. The Board believes that the proposed increase to the shares of Common Stock reserved under the 2011 Plan is reasonable given the awards currently outstanding under the 2011 Plan. A summary of the 2011 Plan is set forth below and is qualified in its entirety by reference to the full text of the 2011 Plan. Copies of the 2011 Plan can be obtained by writing to the Corporate Secretary at 6300 La Alameda, Suite 100, Mission Viejo, California 92691, Attn: Corporate Secretary. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to them in the 2011 Plan.

Approval of the amendment to the 2011 Plan requires the affirmative vote of the holders of at least two thirds (2/3) of the shares of Common Stock entitled to vote at the Annual Meeting.  A failure to vote on Proposal 2 has the effect of a vote against the proposal.

Key Features of the 2011 Plan

The 2011 Plan contains features that the Board believes are consistent with the interests of our stockholders and sound governance principles. These features include the following:

•
Administration. The Board has general administrative authority for the 2011 Plan, and may delegate such authority to a committee of two or more members of the Board. The Board has broad authority under the 2011 Plan including the authority to select Participants (as defined below) and determine awards, establish the terms and conditions of awards, and make certain adjustments to awards.

•
Eligibility. All employees, members of the Board (whether or not employed by the Company or an affiliated company) and service providers are eligible to receive awards under the 2011 Plan, which person, upon receipt of an award, shall be referred to as a Participant.

•	Types of Awards. The Administrator may grant stock options, restricted stock or stock appreciation rights to a eligible Participants under the 2011 Plan.

•
Performance-Based Compensation. The 2011 Plan is structured to permit awards that satisfy the performance-based compensation requirements of Section 162(m) of the Code so as to enhance deductibility of compensation provided under the 2011 Plan.

Shares Subject to the 2011 Plan and Limits on Awards

Currently, without the Amendment, a maximum of 5,970,000 shares of Common Stock may be issued and sold under all awards, restricted or unrestricted, granted under the 2011 Plan. The maximum number of shares of Common Stock with respect to one or more awards that may be granted to any Participant during any calendar year shall be 200,000.  If the Amendment is approved by the stockholders, a maximum of 7,470,000 shares of Common Stock may be issued and sold under the 2011 Plan.

Administration of the 2011 Plan

The Board or a committee selected by the Board will administer the 2011 Plan. The Committee must be comprised of at least two members of the Board. Performance-based awards under the 2011 Plan must be made by a committee that consists solely of outside directors determined under Section 162(m) of the Code. The term “Administrator” as used in this Proxy Statement refers to our Board.

The Administrator shall have full power and authority, among other things:  (a) to determine the persons to whom, and the time or times at which awards shall be granted, the number of shares of Common Stock to be represented by each stock option or stock appreciation rights agreement and the number of shares of Common Stock to be subject to each restricted stock purchase agreement, and the consideration to be received by the Company upon the exercise of such stock options or stock appreciation right or sale of restricted stock; (b) to interpret the 2011 Plan; (c) to create, amend or rescind rules and regulations relating to the 2011 Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, award agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any award agreement under the 2011 Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the 2011 Plan or in any award agreement; (g) to accelerate the vesting of any award or release or waive any of the Company’s repurchase rights with respect to any award; (h) to extend the exercise date of any stock option or stock appreciation right (but not beyond the original expiration date); (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding award agreements to provide for, among other things, any change or modification which the Administrator could have included in the original award agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the 2011 Plan, but only to the extent not contrary to the express provisions of the 2011 Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the 2011 Plan shall be final and binding on the Company and all Participants.

Eligibility

Only employees of the Company or an affiliated company (including officers and members of the Board that are employees of the Company or an affiliated company) are eligible to receive incentive stock options under the 2011 Plan. Employees, members of the Board (whether or not employed by the Company or an affiliated company) and service providers are eligible to receive nonqualified stock options, restricted stock or stock appreciation rights under the 2011 Plan.

Types of Awards

Awards that may be granted under the 2011 Plan include stock options, stock appreciation rights, or restricted stock.

Stock Options. A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share, which is referred to as the exercise price. The exercise price of a stock option may not be less than the fair market value of a share of Common Stock on the date of grant. The maximum term of a stock option is ten years from the date of grant. A stock option may be either an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the terms of the 2011 Plan. Incentive stock options may only be granted to employees of the Company and an affiliated company.

Stock Appreciation Rights. A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The Administrator will establish the base price at the time of grant of the stock appreciation right, which may not be less than the fair market value of a share of Common Stock on the date of grant. The maximum term of a stock appreciation right is ten years from the date of grant.

Restricted Stock. Restricted Stock are shares of Common Stock issued subject to certain restrictions and conditions. The Administrator has the authority to grant Restricted Stock under the 2011 Plan, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant, including continued employment or the achievement of specified performance goals or objectives. The Purchase Price (if any) of Restricted Stock shall be determined by the Administrator in its sole discretion.

Federal Income Tax Consequences of Awards Under the 2011 Plan

IRS Circular 230 Disclosure

To ensure compliance with requirements imposed by the IRS, we inform stockholders that any tax discussion contained in this Proxy Statement was neither written nor intended to be used, and cannot be used, by such stockholder for the purpose of avoiding tax-related penalties under the Code. The tax discussion contained in this Proxy Statement was written to support the promotion or marketing of the transactions or matters addressed by this Proxy Statement. Each stockholder should seek advice based on such stockholder’s particular circumstances from an independent tax adviser.

The following is a summary of certain United States federal income tax consequences of participation in the 2011 Plan by U.S. taxpayers. It is not a complete description of all relevant tax features of the 2011 Plan. Federal tax laws are complex and subject to change. Moreover, participation in the 2011 Plan may have consequences under state and local tax laws which may vary from the federal tax consequences described below. For such reasons, we recommend that Participants consult a personal tax advisor to determine the specific tax consequences applicable to the Participant. We intend, and this summary assumes, that all awards granted under the 2011 Plan either will be exempt from or will comply with the requirements of Section 409A of the Code regarding nonqualified deferred compensation such that its income inclusion and tax penalty provisions will not apply to the Participants. The 2011 Plan and any awards made under the 2011 Plan will be administered consistently with this intent. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant in connection with awards (including any taxes and penalties under Section 409A) and we will have no obligation to indemnify or otherwise hold a Participant harmless from any such taxes or penalties.

Incentive Stock Options. The following is a discussion of the United States Federal Income Tax Consequences of an award under the 2011 Plan that qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code.

Participants will not recognize taxable income under the 2011 Plan upon either the grant or the exercise of an incentive stock option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive stock option also may result in items of “tax preference” for purposes of the “alternative minimum tax.”

If a Participant sells or disposes of the shares the Participant received upon the exercise of an incentive stock option more than:

• one year after the date of exercise of the stock option; and

• two years after the date of grant of the stock option;

the Participant will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one year or two year period described above will constitute a “disqualifying disposition.”  A disqualifying disposition involving a sale or exchange will result in ordinary income to you in an amount equal to the lesser of:

• the fair market value of the stock on the date of exercise minus the exercise price, or

• the amount realized on disposition minus the exercise price.

If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the Participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant as a result of the disqualifying disposition, subject to the possible limitations on deductibility under Section 280G and Section 162(m) of the Code.

If legal title to any shares acquired upon exercise of an incentive stock option is transferred by sale, gift or exchange, such transfer of legal title will be treated as a disposition for purpose of determining whether a “disqualifying disposition” has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon the Participant’s death, a mere pledge or hypothecation, or a transfer into the Participant’s name and another person as joint tenants.

Section 55 of the Code imposes an “alternative minimum tax” on an individual’s income to the extent the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the stock option is exercised. If the shares are sold in the same calendar year that the stock option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the stock option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

If the Participant is subject to the alternative minimum tax in the year the Participant exercises an incentive stock option the Participant may, subject to certain limitations, claim as a credit against the Participant’s regular tax liability in future years a portion of the amount of alternative minimum tax paid that is attributable to the exercise of the incentive stock option. This credit is available in the first year following the year of exercise in which the Participant has a regular tax liability.

The Administrator may permit the Participant to pay the exercise price of an incentive stock option by delivering shares of Common Stock that the Participant already owns, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive stock option is paid with already-owned shares or by a combination of cash and already-owned shares, the Participant will recognize no current taxable gain or loss on the already-owned shares exchanged.

A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive stock option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange is treated as a disqualifying disposition of such shares and will cause the Participant to recognize income in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares the Participant receives upon the exercise of the stock option that equal the number of old shares exchanged will have the same tax basis and holding period for capital gain purposes as the Participant’s basis and holding period in the old shares. The balance of the shares the Participant receives upon exercise of the Participant’s stock option will have a tax basis equal to any cash the Participant paid, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive stock option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

Beginning in 2010, the Company is required to file a Form 3921 with the Internal Revenue Service reporting the exercise of an incentive stock option by a Participant and is required to provide a copy of such filing to the Participant.

Nonqualified Stock Options. The following is a discussion of the United States Federal Income Tax Consequences of an award under the 2011 Plan that does not qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code, which is referred to as a nonqualified or nonstatutory stock option.

The Participant will not recognize any taxable income upon the grant of a nonstatutory stock option. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. If the Participant is an employee of the Company, the income recognized will be subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income the Participant recognizes provided certain reporting requirements are satisfied, subject to the possible limitations on deductibility under Section 280G and Section 162(m) of the Code..

If the Participant pays the exercise price of a nonstatutory stock option in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock that the Participant already owns or by a combination of cash and already owned shares, the Participant will recognize no current taxable gain or loss on the already owned shares exchanged. Nevertheless, the Participant will recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above. The new shares that Participant receives that equal the number of old shares exchanged will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the shares the Participant receives will have a tax basis equal to any cash the Participant paid plus the amount of income the Participant recognizes as a result of such exercise, and will have a holding period commencing with the date of exercise.

Upon the sale or disposition of shares acquired pursuant to the exercise of a nonstatutory stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period.

Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the Participant. Upon exercise of a SAR, the amount of cash or the fair market value of shares received will be taxable to the Participant as ordinary income, and a corresponding deduction will be allowed to the Company, subject to the possible limitations on deductibility under Section 280G and Section 162(m) of the Code. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. The Participant will recognize ordinary income on the date that the Participant’s ownership rights vest on applicable shares included within a restricted stock award in the amount of the excess of the fair market value of the applicable shares of Common Stock on such lapse date over the amount, if any, the Participant paid us to purchase the applicable shares. In the alternative, if the Participant timely and properly files a Section 83(b) election with the IRS, the Participant will recognize ordinary income, as of the date of purchase, for the shares of Common Stock for which an election was made in the grant in the amount by which the fair market value, as of the date of grant, of such shares purchased exceeds the purchase price, if any, paid to us. Any income recognized by a Participant who is an employee will be subject to income tax withholding by the Company out of such Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant, subject to the possible limitations on deductibility under Section 280G and Section 162(m) of the Code.

Other Requirements and Tax Consequences

This section contains only a summary of the current federal income tax treatment of certain stock-based incentive awards available under the 2011 Plan and does not cover all of the special rules and consequences, including the state, local or foreign income or other tax consequences applicable to transactions involving such awards and the underlying shares.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2011 with respect to the Company’s equity compensation plans under which equity securities of the Company are authorized for issuance.

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1):	5,367,053	$1.03	510,231
Equity compensation plans not approved by security holders (2):	3,982,508	$1.40	-
Restricted stock units (3)	333,823	-	-
Total	9,683,384		510,231

(1)
These plans consist of the 2000 Stock Option Plan, 2001 Stock Option Plan, the 2003 Stock Option Plan, the 2004 Stock Option Plan, the 2007 Stock Option Plan, as amended, and the 2011 Stock Incentive Plan.

(2)
From time to time and at the discretion of the Board, we may issue warrants and stock options to our key individuals or officers as performance based compensation. We have also issued warrants to  Sodexo Operations, LLC, (“Sodexo”) in connection with a joint marketing agreement and to Cambria Capital, LLC in consideration for financing arrangements.

(3)
The Board has authorized the issuance of restricted stock units to Sodexo in connection with a joint marketing agreement, and other restricted stock units in compensation for a sales commission to Maryville Technologies. These restricted stock units were not issued under the 2011 Stock Incentive Plan.

Approval of the 2011 Plan requires the affirmative vote, either in person or by proxy, of holders of shares of our Common Stock entitled to vote and representing at least a two-thirds of our outstanding voting power.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDEMNT TO THE 2011 STOCK INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board, acting upon the recommendation of the Audit Committee, has appointed Haskell & White LLP, independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2012. Haskell & White LLP has audited the accounts and records of the Company since 2005 to the present. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF HASKELL & WHITE LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2012.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Fees

The aggregate fees for professional services rendered by Haskell & White LLP for the annual audit of the Company’s financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q billed during the years ended December 31, 2010 and 2011 were $111,698 and $120,000, respectively.

Audit-related Fees

The aggregate fees for audit-related services rendered by Haskell & White LLP for consents and other assurance services billed during the years ended December 31, 2010 and 2011 were $5,445 and $12,275, respectively. These audit related services were primarily comprised of the review of financial information contained in post-effective amendments and prospective supplements to our outstanding registration statements and our Proxy Statement.

Tax Fees

The aggregate fees for tax services rendered by Haskell & White LLP billed during the years ended December 31, 2010 and 2011 were $775 and $0, respectively. Income tax return preparation services were provided by another firm in both years.

All Other Fees

There were no other fees for other services rendered by Haskell & White LLP during the years ended December 31, 2010 and 2011.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm in accordance with applicable SEC rules. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the professional services rendered by Haskell & White LLP for fiscal years 2010 and 2011 were pre-approved by the Audit Committee of our Board in accordance with applicable SEC rules.

We do not expect representatives of Haskell & White LLP to be present at the Annual Meeting.

AUDIT COMMITTEE REPORT

The Audit Committee’s role is to act on behalf of the Board in the oversight of all aspects of our financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report for fiscal year 2011 with management.

The Audit Committee also reviewed with Haskell & White LLP, our independent registered public accounting firm, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). The independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board, “Communications with Audit Committees Concerning Independence (Rule 3526)”. The Audit Committee has also considered whether the provision of non-audit services by Haskell & White LLP is compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee met with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

No portion of the information in this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

By the Audit Committee,

Edward B. Case, Chairperson
Max Poll
Mark St. Clare
April 11, 2012

ANNUAL REPORT

The Company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2011, accompanies this Proxy Statement or is available via the Internet at www.colonialstock.com/auxilio2012.

IN ADDITION, THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL REPORT ON FORM 10 K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010. REQUESTS SHOULD BE MAILED TO THE SECRETARY, AUXILIO, INC., 26300 LA ALAMEDA, SUITE 100, MISSION VIEJO, CALIFORNIA.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors,

AUXILIO, INC.

/s/ John D. Pace
John D. Pace
Chairman of the Board
Mission Viejo, California
April 11, 2012

ANNEX A

AUXILIO, INC.

AUDIT COMMITTEE CHARTER

I.           PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Auxilio, Inc. (the “Company”) to provide assistance to the Board in fulfilling the Board’s responsibilities to the Company’s stockholders and potential stockholders, and to the investment community, relating to the Company’s corporate accounting and financial reporting practices, as well as the quality and integrity of the Company’s audits and financial statements and reports. The Committee’s primary duties and responsibilities are to:

•	Monitor the reliability and integrity of the Company’s financial reporting and disclosure practices and systems of internal controls;
•	Monitor the Company’s compliance with legal and financial regulatory requirements;
•	Monitor the qualifications and independence of the Company’s independent auditors;
•	Monitor the performance of the Company’s internal controls and independent auditors;
•	Provide an avenue of communication among the independent auditors, management and the Board; and
•	Prepare the Committee’s annual report for inclusion in the Company’s proxy statement.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties, which experts need not be the same as are regularly retained by the Company to perform such functions.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (GAAP). This is the responsibility of management and the independent auditors.

The Audit Committee shall report its activities to the full Board of Directors on a regular basis.

The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Article IV of this Charter.

II.           COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board.

Committee members shall meet the independence and experience requirements set forth in the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), and in applicable listing standards. Without limiting the foregoing, each Committee member shall be an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

In addition, all members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be financially literate, as determined in the business judgment of the Board, or shall meet such standards within a reasonable period of time after the director’s appointment to the Committee. At least one member of the Committee shall qualify as an “audit committee financial expert,” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002.

The members of the Committee shall be appointed by the Board at the recommendation of the Board at the annual organizational meeting of the Board, and they shall continue as members of the Committee until their successors are duly appointed and qualified. Unless a Chairperson for the Committee is appointed by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

Members of the Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Committee and the Board discloses this determination in the Company’s proxy statement.

III.           MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet privately and separately in executive session at least two times annually with management, the executive officer heading the internal auditing staff and the independent auditors to discuss any matters that the Committee or each of these groups believes should be discussed. The Company may require any Company officer or employee or the Company’s outside counsel or external auditor to attend any Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary. In addition, the Committee or at least its Chairperson should meet with the independent auditors and/or management quarterly to review the Company’s financial statements.

The Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting and, whenever reasonably practicable, circulate the agenda to each member prior to the meeting date. The Committee shall maintain minutes and other relevant documentation of all its meetings.

IV.           RESPONSIBILITIES AND DUTIES

A.           Independent Auditors

1.
The independent auditors shall be directly accountable to the Committee and indirectly accountable to the Board through the Committee. The Committee shall review the independence and evaluate the performance of the auditors and annually approve the appointment/retention of the independent auditors or approve any discharge of auditors when circumstances warrant. The Committee shall have the sole authority to terminate the engagement of the Company’s independent auditors; provided, however, the Committee shall discontinue the Company’s engagement of the independent auditors with respect to any independent audit if the Company’s chief executive officer, chief financial officer, controller, chief accounting officer or person serving in an equivalent position was employed by the auditor and participated in any capacity in auditing of the Company during the one year period prior to initiating such independent audit.

2.
The Committee shall have the sole authority to approve the fees and other significant compensation to be paid to the independent auditors for the audit engagement, which shall include preparing or issuing the audit report and performing other audit, review or attest services for the Company, and to approve any significant non-audit engagement in accordance with the regulations promulgated by the SEC. Such approval shall be delivered prior to the related services being performed. In approving any non-audit engagement, the Committee must also consider whether the provision of permitted non-audit services by auditors and the amount of fees paid to auditors for such services are consistent with the auditors’ independence.

3.
The Committee shall be directly responsible for the resolution of disagreements between management and the Company’s independent auditors regarding financial reporting, and shall have final authority to determine the Company’s position with respect to any such disagreement.

4.
The Committee shall annually obtain and review a report by the independent auditors describing the independent auditors’ internal quality control procedures, and any material issues raised with respect thereto by any internal review, peer review or external investigation thereof, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

5.
The Committee shall:  (a) on an annual basis, review and discuss with the independent auditors all significant relationships they have or are proposed to have with the Company to determine whether those relationships could impair the auditors’ objectivity and independence, and obtain a written statement from the independent auditors regarding such relationships and present this statement to the Board; and (b) review, on an ongoing basis, compliance with the statutory ban on the independent auditors’ provision of non-audit services, except for the provision of tax advice and services pre-approved by the Committee.

6.
In consultation with management and the Company’s internal audit staff, the Committee shall annually consider the independent auditors’ qualifications, performance and independence, the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and disclosure practices as applied in its financial reporting, and the independent auditors’ views about how such accounting principles and disclosure practices may affect stockholder and public views and attitudes about the Company.

7.
At least every five years, the Committee shall require the rotation of the independent auditors’ lead audit partner and reviewing audit partner, and consider the costs and benefits of switching to another firm of independent auditors.

8.
The Committee shall establish a regular schedule of meetings with the independent auditors without management present to discuss candidly any audit problems or difficulties and management’s responses to the independent auditors’ efforts to resolve such problems or difficulties. Topics addressed in these sessions should include any adjustments proposed by the independent auditors that were rejected by management on any basis, matters referred by the independent auditors to their national offices for additional review, the contents of any management/internal control letters issued or pending by the independent auditors and the independent auditors’ candid assessment of the responsibilities, budget and staffing of the Company’s internal audit function.

9.
The Committee shall establish formal procedures for the hiring of employees and former employees of the independent auditors with the goal of preventing the prospect of future employment with the Company from influencing the current performance of the independent auditor function.

10.
The Committee shall periodically review the independent auditors’ audit plan, including scope, staffing, locations, reliance upon management, internal audit and general audit approach and the content of all audit-related services.

B.           Handling of Complaints Regarding Accounting Practices

1.
The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

2.
The Committee shall establish procedures for the receipt of complaints or reports by outside legal counsel regarding evidence of material violations of securities laws or breaches of fiduciary duties as required by the rules and regulations promulgated by the SEC.

C.           Review Procedures

1.
The Committee shall review the Company’s annual and quarterly financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments, including the assessments of financial performance and critical accounting policies proposed to be set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall recommend to the Board whether the financial statements should be included in the Company’s periodic reports and its annual report to be included in the Company’s proxy statement.

2.
The Committee shall review any analyses prepared by management or the independent auditors regarding significant financial reporting issues, specifically including the judgments made by management as to the application of GAAP to the Company’s financial reporting in light of potential alternative GAAP applications.

3.
The Committee shall discuss, both internally and with the Company’s independent auditors, any earnings information or any financial information or earnings guidance provided to analysts and rating agencies prior to the release of the information. In that connection, the Committee shall discuss the results of the audit, any significant changes to the Company’s accounting principles and any items required to be communicated to audit committees in accordance with AICPA SAS 61, as amended. In lieu of the full Committee’s involvement, this function may be performed by the Chairperson of the Committee or pursuant to general guidelines as to the type of information to be included in such releases and the presentation thereof.

4.	The Committee shall review with management the Company’s presentation of “pro forma,” or non-GAAP financial measures, to ensure compliance with applicable disclosure requirements.

D.           Internal Controls and Legal Compliance

1.
In consultation with the management and the independent auditors, the Committee shall on an ongoing basis consider the adequacy and integrity of the Company’s internal financial reporting processes and controls, and to review before filing any periodic report, the disclosure regarding such system of internal controls contained in the certifications by the Company’s chief executive officer and chief financial officer and the attestations or reports by the independent auditors relating to the adequacy of such internal controls contained in the Company’s annual report to be included in the Company’s proxy statement.

2.	The Committee shall establish policies and procedures to ensure that management regularly assesses the Company’s major financial risk exposure and implements plans to monitor and control such risks.

3.
The Committee shall review, as necessary, any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies.

4.	The Committee shall review, as necessary, the effect of regulatory or accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

5.	The Committee shall review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Company’s internal audit staff, if any, as needed.

6.
The Committee shall, on an ongoing basis, review the appointment, performance, and replacement of the financial and accounting personnel and the financial and accounting personnel succession planning within the Company.

7.
On at least an annual basis, the Committee shall review with the Company’s outside counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

E.	Other Committee Responsibilities

1.
The Committee shall review and reassess the adequacy of this Charter at least annually, and submit the Charter with any recommended changes to the Board for approval and have the then-current document published at least every three years in accordance with SEC regulations.

2.
The Committee shall participate in implementing the Company’s code of conduct applicable to all directors, officers and employees that complies with both the rules and regulations promulgated by the SEC and applicable listing standards.

3.	The Committee shall annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement and shall state whether the Committee has:

•	reviewed and discussed the audited financial statements with management;
•	discussed with the independent auditors the matters required to be discussed by SAS 61, as amended;
•	received certain disclosures from the auditors regarding their independence; and
•	state whether the Committee has recommended to the Board that the audited financial statements be included in the annual report on Form 10-K filed with the SEC based upon such disclosure.

4.	The Committee shall review and approve in advance any proposed related party transactions.

5.	The Committee shall obtain the advice and assistance, as appropriate, of special legal, accounting and other consultants or experts as it deems necessary in the performance of its duties.

6.	Determine appropriate funding, which the Company must provide, for payment of:

•	compensation to the independent auditors;
•	compensation to any advisers employed by the Committee (as described under item 5 above); and
•	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

7.	The Committee shall perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

8.	The Committee shall periodically report to the Board on significant results of any of its activities.

V.           COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers and/or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee (and their family members) may not receive any compensation, including fees for professional services, from the Company except the fees that they receive for service as a member of the Board and any committee thereof and reasonable expense reimbursements.

ANNEX B

AMENDMENT TO 2011 STOCK INCENTIVE PLAN

Section 4.1 of the 2011 Stock Incentive Plan shall be revised to read in full as follows:

4.1Shares Subject to the Plan. As of the Effective Date, there are 7,470,000 total shares of Common Stock that may be issued pursuant to Awards granted under the Plan. Of this total, 7,470,000 are available for issuance pursuant to Incentive Options. For purposes of this Section 4.1, in the event that (a) all or any portion of any Award granted or offered under the Plan can no longer under any circumstances be exercised or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Award Agreement, the shares of Common Stock allocable to the unexercised portion of such Award, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, California 92691

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints each of Joseph J. Flynn and Paul T. Anthony the attorney, agent and proxy of the undersigned (the “Proxies”), with full power of substitution, to vote all stock of Auxilio, Inc. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held May 23, 2012, at 3:00 p.m. Pacific Standard Time at 26300 La Alameda, Suite 100, Mission Viejo, California, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL 1

1.           ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY To vote for all nominees listed below

Election of the following nominees as directors:  Edward B. Case, Joseph J. Flynn, Michael Joyce, John D. Pace, Max Poll, Mark St. Clare and Michael Vanderhoof.

(Instructions:  To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

________________

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL 2

2.           AUTHORIZATION OF AMENDMENT TO THE 2011 STOCK INCENTIVE PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

To authorize amendment to the 2011 Stock Incentive Plan

________________

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL 3

3.           RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

☐	FOR	☐	AGAINST	☐	ABSTAIN

Ratification of the appointment of Haskell & White LLP as the Company’s independent auditors.

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

IMPORTANT – PLEASE SIGN, DATE AND RETURN PROMPTLY

DATED:

______________________________________, 2012

_________________________________________________
(Signature)

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person

PLEASE SIGN THIS CARD AND RETURN PROMPTLY. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.